Exhibit 99.1

SB Financial Group Announces Record First Quarter 2021 Results

DEFIANCE, OH, April 30, 2021 -- SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial” or the “Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management, private client and title insurance services today reported earnings for the first quarter ended March 31, 2021.

First quarter 2021 highlights over prior-year first quarter include:

●	Net income of $7.1 million up $6.4 million or 939.6 percent; diluted earnings per share (“EPS”) of $0.97, up $0.88 per share or 977.8 percent, which was the highest quarterly earnings in Company history

●	Adjusted net income, excluding the impact of the Originated Mortgage Servicing Rights (“OMSR”) recapture, was $4.9 million, which yields a decrease in adjusted EPS of $0.29 to $0.68. Adjusted EPS was up $0.37, or 119.4, percent from adjusted EPS in the prior-year quarter

●	Mortgage origination volume of $155.8 million, an increase of $54.5 million, or 53.7 percent

●	Pre-tax, pre-provision income of $9.6 million, up $8.3 million or 639.7 percent

The twelve months ended March 31, 2021, highlights over the prior-year twelve months include:

●	Loan growth of $17.4 million, or 2.1 percent, which includes Paycheck Protection Program (“PPP”) loan balances and loans acquired in the Edon acquisition

●	Deposit growth of $256.3 million, or 29.7 percent, driven by consumer and small business liquidity and the Edon acquisition

●	Mortgage origination volume of $748.7 million; servicing portfolio of $1.3 billion, which is up $87.8 million, or 7.2 percent

Highlights	Three Months Ended
($ in thousands, except per share & ratios)	Mar. 2021	Mar. 2020	% Change
Operating revenue	$20,547	$10,709	91.9%
Interest income	10,705	10,644	0.6%
Interest expense	1,080	2,096	-48.5%
Net interest income	9,625	8,548	12.6%
Provision for loan losses	750	600	25.0%
Noninterest income	10,922	2,161	405.4%
Noninterest expense	10,909	9,406	16.0%
Net income	7,081	681	939.8%
Earnings per diluted share	0.97	0.09	977.8%
Return on average assets	2.21%	0.26%	750.0%
Return on average equity	19.78%	1.99%	894.0%

Non-GAAP Measures
Adjusted net income	$4,943	$2,428	103.6%
Adjusted diluted EPS	0.68	0.31	119.4%
Adjusted return on average assets	1.54%	0.92%	67.4%
Adjusted pre-tax, pre-provision income	6,932	3,514	97.3%

“The first quarter marks a record quarter in earnings for our Company. We earned $0.97 per share in the quarter up significantly from the prior year as we recaptured servicing rights impairment and continued to deliver higher mortgage and PPP volume,” said Mark A. Klein, Chairman, President, and CEO of SB Financial. “Our Residential Mortgage group originated strong volume of $156 million, and we processed nearly $40 million of PPP forgiveness from the first phase, while originating over $22 million in the second phase.”

RESULTS OF OPERATIONS

Consolidated Revenue

Total operating revenue, consisting of net interest income and noninterest income, was up 91.9 percent from the first quarter of 2020.

●	Net interest income was up 12.6 percent from the year-ago quarter, and up 4.0 percent from the linked quarter.

●	Net interest margin on a fully taxable equivalent basis (FTE) was down from the year-ago quarter by 27 basis points but was flat to the linked quarter due to higher transactional cash balances, PPP forgiveness realization and mortgage volume. Loan yields were down 12 basis points in total from the prior year as the decline in loan pricing was offset by PPP forgiveness.

●	Noninterest income was up 405.4 percent year over year and up 22.7 percent from the linked quarter, due to servicing rights recapture and mortgage volume.

Mortgage Loan Business

Mortgage loan originations for the first quarter of 2021 were $155.8 million, up $54.5 million, or 53.7 percent, from the year-ago quarter. Total sales of originated loans were $136.7 million, up $52.2 million, or 61.8 percent. For the trailing twelve months, SB Financial had total volume of $694.2 million, of which $290.9 million (42 percent) was new purchase/construction lending, $217.0 million (31 percent) was internal refinance, and the remaining $186.3 million (27 percent) was new customer refinance volume.

Net mortgage banking revenue, consisting of gains on the sale of mortgage loans and net loan servicing fees, was $8.2 million for the first quarter of 2021, compared to a loss of $0.1 million for the year-ago quarter. The mortgage servicing valuation adjustment for the first quarter of 2021 was a positive $2.7 million, compared to a negative adjustment of $2.2 million for the first quarter of 2020. The aggregate servicing valuation impairment ended the quarter at $2.2 million. The servicing portfolio at March 31, 2021, was $1.3 billion up $87.8 million or 7.2 percent, from $1.2 billion at March 31, 2020. Normal amortization was up 99 percent from the prior year due to higher refinance activity.

Mr. Klein noted, “Carrying the momentum from a record breaking 2020, we originated $156 million in residential mortgages in the quarter. Gain on sale yields remained robust and our hedge allowed us to manage the volatility of the rate fluctuations throughout the quarter. We did see more competitive pricing in the quarter and the availability of homes for purchase in several of our markets continues to be a strain on activity. Refinance volume also maintained a strong pace in the quarter at over 62 percent of our total volume.”

Mortgage Banking
($ in thousands)	Mar. 2021	Dec. 2020	Sep. 2020	Jun. 2020	Mar. 2020
Mortgage originations	$155,836	$168,997	$200,158	$223,671	$101,365
Mortgage sales	136,708	143,151	166,201	204,628	84,476
Mortgage servicing portfolio	1,304,097	1,299,698	1,293,037	1,261,746	1,216,292
Mortgage servicing rights	10,490	7,759	8,535	8,168	8,974

Mortgage servicing revenue
Loan servicing fees	859	857	813	782	757
OMSR amortization	(1,187)	(1,283)	(1,308)	(1,574)	(597)
Net administrative fees	(328)	(426)	(495)	(792)	160
OMSR valuation adjustment	2,706	(611)	326	(1,088)	(2,212)
Net loan servicing fees	2,378	(1,037)	(169)	(1,880)	(2,052)
Gain on sale of mortgages	5,859	7,197	8,085	8,119	1,949
Mortgage banking revenue, net	$8,237	$6,160	$7,916	$6,239	$(103)

Noninterest Income and Noninterest Expense

SB Financial’s noninterest income includes revenue from a diverse group of services, such as wealth management, deposit fees, residential loan sales, and the sale of Small Business Administration (SBA) and U.S. Department of Agriculture (USDA) loans. Wealth management assets under the Company’s care were $576.5 million as of March 31, 2021, up $149.4 million, or 35.0 percent, compared to the prior year. For the first quarter of 2021, noninterest income as a percentage of total operating revenue was 53.2 percent, due to the recapture, with the adjusted level at 46.1 percent. Reflective of the robust mortgage market, the Company’s Title Agency provided revenue in the quarter of $0.5 million, nearly double from the prior year.

For the first quarter of 2021, noninterest expense of $10.9 million was up $1.5 million year over year, or 16.0 percent, reflecting a 5.7 times positive operating leverage. Mortgage commission was up due to the 55 percent increase in volume, and we have expanded our technology spend in order to increase the digital options for both our clients and employees.

Mr. Klein stated, “The recapture of over one half of our servicing rights impairment drove our non-interest income levels significantly higher in the quarter. We saw higher than expected mortgage volume in the quarter, which was up 55 percent from the prior year and only down 7 percent from the linked quarter. Due to the strong revenue for the quarter, operating leverage was a positive 5.7 times. After our participation in the first phase of PPP with $84 million in originations, we are assisting small businesses again with $28 million thus far in originations in the second phase. Operating expense was up due to increased mortgage volume, however we are still below anticipated expense levels for marketing and client outreach.”

Noninterest Income / Noninterest Expense
($ in thousands, except ratios)	Mar. 2021	Dec. 2020	Sep. 2020	Jun. 2020	Mar. 2020
Noninterest Income (NII)	$10,922	$8,902	$10,418	$8,615	$2,161
NII / Total Revenue	53.2%	49.0%	52.9%	49.3%	20.2%
NII / Average Assets	3.4%	2.9%	3.4%	3.0%	0.8%
Total Revenue Growth	91.9%	24.7%	36.4%	39.6%	-5.6%

Noninterest Expense (NIE)	$10,909	$10,684	$11,335	$11,662	$9,406
Efficiency Ratio	53.0%	58.8%	57.5%	66.7%	87.8%
NIE / Average Assets	3.4%	3.5%	3.7%	4.0%	3.5%
Net Noninterest Expense/Avg. Assets	0.0%	-0.6%	-0.3%	-1.0%	-2.7%
Total Expense Growth	16.0%	5.0%	19.3%	28.0%	9.0%
Operating Leverage	5.7	4.9	1.9	1.4	-0.6

Balance Sheet

Total assets as of March 31, 2021, were $1.33 billion, up $237.6 million, or 21.8 percent, from the year ago quarter due to the impact of the Edon acquisition and PPP activity. Total equity as of March 31, 2021, was $144.0 million, up 5.9 percent from a year ago, and comprised 10.9 percent of total assets.

Total loans held for investment were $848.2 million at March 31, 2021, up $17.4 million, or 2.1 percent, from March 31, 2020. Commercial loans were up $27.6 million, or 18.2 percent, commercial real estate up $7.2 million or 1.9 percent and agricultural loans increased $0.7 million, or 1.6 percent. Absent the effects of the Edon acquisition and PPP loans, loan balances were down $51.4 million from the year ago quarter.

The investment portfolio of $183.2 million, including shares in the Federal Reserve Bank and Federal Home Loan Bank, represented 13.8 percent of assets at March 31, 2021, and was up 63.0 percent from the year-ago period. Deposit balances of $1.12 billion at March 31, 2021, increased by $256.3 million, or 29.7 percent, since March 31, 2020. Growth from the prior year included $160.0 million in checking and $96.3 million in savings and time deposit balances.

Mr. Klein continued, “Asset quality remained stable, with non-performing assets down 11 percent from the linked quarter and net recoveries this quarter in loan losses. Despite these strong metrics, we continued to add to our allowance due to potential long term impact from the pandemic. Our reserve level is now at $13.3 million and when adjusted for PPP balances represents a strong 1.68 percent of our total loans.”

Loan Balances
($ in thousands, except ratios)	Mar. 2021	Dec. 2020	Sep. 2020	Jun. 2020	Mar. 2020	Annual Growth
Commercial	$179,157	$203,256	$216,667	$222,108	$151,538	$27,619
% of Total	21.1%	23.3%	24.5%	24.6%	18.2%	18.2%
Commercial RE	385,403	370,984	371,947	375,450	378,212	7,191
% of Total	45.4%	42.5%	42.0%	41.6%	45.5%	1.9%
Agriculture	48,405	55,251	57,420	58,817	47,660	745
% of Total	5.7%	6.3%	6.5%	6.5%	5.7%	1.6%
Residential RE	176,998	182,076	178,393	184,684	189,738	(12,740)
% of Total	20.9%	20.9%	20.1%	20.6%	22.9%	-6.7%
Consumer & Other	58,213	61,156	61,423	60,489	63,616	(5,403)
% of Total	6.9%	7.0%	6.9%	6.7%	7.7%	-8.5%
Total Loans	$848,176	$872,723	$885,850	$901,548	$830,764	$17,412
Total Growth Percentage						2.1%

Deposit Balances
($ in thousands, except ratios)	Mar. 2021	Dec. 2020	Sep. 2020	Jun. 2020	Mar. 2020	Annual Growth
Non-Int DDA	$273,026	$251,649	$225,003	$229,042	$170,920	$102,106
% of Total	24.4%	24.0%	22.2%	23.1%	19.8%	59.7%
Interest DDA	191,593	176,785	164,248	154,143	133,722	57,871
% of Total	17.1%	16.9%	16.2%	15.6%	15.5%	43.3%
Savings	218,260	174,864	169,474	161,182	138,863	79,397
% of Total	19.5%	16.7%	16.7%	16.2%	16.0%	57.2%
Money Market	249,088	216,164	204,862	189,380	169,209	79,879
% of Total	22.2%	20.6%	20.2%	19.1%	19.6%	47.2%
Time Deposits	188,229	229,549	250,428	256,840	251,177	(62,948)
% of Total	16.8%	21.9%	24.7%	25.9%	29.2%	-25.1%
Total Deposits	$1,120,196	$1,049,011	$1,014,015	$990,587	$863,891	$256,305
Total Growth Percentage						29.7%

Asset Quality

SB Financial reported nonperforming assets of $6.5 million as of March 31, 2021, down $0.2 million from the year-ago quarter. The coverage of nonperforming loans by the loan loss allowance was at 207 percent at March 31, 2021, up from 136 percent at March 31, 2020.

Nonperforming Assets
($ in thousands, except ratios)	Mar. 2021	Dec. 2020	Sep. 2020	Jun. 2020	Mar. 2020	Annual Change
Commercial & Agriculture	$615	$902	$1,140	$1,204	$1,309	$(694)
% of Total Com./Ag. loans	0.27%	0.35%	0.42%	0.43%	0.66%	-53.0%
Commercial RE	2,402	2,412	2,475	2,484	1,816	586
% of Total CRE loans	0.62%	0.65%	0.67%	0.66%	0.48%	32.3%
Residential RE	2,138	2,704	2,481	2,538	2,330	(192)
% of Total Res. RE loans	1.21%	1.49%	1.39%	1.37%	1.23%	-8.2%
Consumer & Other	480	408	313	308	327	153
% of Total Con./Oth. loans	0.82%	0.67%	0.51%	0.51%	0.51%	46.8%
Total Nonaccruing Loans	5,635	6,426	6,409	6,534	5,782	(147)
% of Total loans	0.66%	0.74%	0.72%	0.72%	0.70%	-2.5%
Accruing Restructured Loans	794	810	789	804	816	(22)
Total Change (%)						-2.7%
Total Nonaccruing & Restructured Loans	6,429	7,236	7,198	7,338	6,598	(169)
% of Total loans	0.76%	0.83%	0.81%	0.81%	0.79%	-2.6%
Foreclosed Assets	43	23	76	382	85	(42)
Total Change (%)						-49.4%
Total Nonperforming Assets	$6,472	$7,259	$7,274	$7,720	$6,683	$(211)
% of Total assets	0.49%	0.58%	0.60%	0.64%	0.61%	-3.2%

The Company continued to provide payment relief to clients as needed, with total commercial forbearances at March 31, 2021 of $4.9 million. Additionally, sold mortgage loans in forbearance totaled $5.7 million, which is down $6.0 million from the linked quarter.

Loans in COVID Deferral Status
($ in thousands, except ratios)	Mar. 2021	Dec. 2020	Sep. 2020	Jun. 2020	Linked Qtr. Change
Total Commercial	$4,883	$23,175	$36,366	$142,682	$(18,292)
Total Consumer	-	-	28	350	-
Total Portfolio Mortgage	-	-	1,959	10,274	-
Total Balance Sheet Deferrals	$4,883	$23,175	$38,353	$153,306	$(18,292)

% of Total loans	0.58%	2.66%	4.33%	17.00%	-16.43%

Total Sold Mortgage	$5,705	$11,685	$42,317	$41,751	$(5,980)

Webcast and Conference Call

The Company will hold a related conference call and webcast on May 3, 2021, at 11:00 a.m. EDT. Interested parties may access the conference call by dialing 1-888-338-9469. The webcast can be accessed at ir.yourstatebank.com. An audio replay of the call will be available on the Company’s website.

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company for the State Bank & Trust Company (State Bank) and SBFG Title, LLC dba Peak Title (Peak Title). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, private client services, mortgage banking and commercial and agricultural lending, operating through a total of 22 offices; 21 in nine Ohio counties and one in Fort Wayne, Indiana, and 23 full-service ATMs. State Bank has five loan production offices located throughout the Tri-State region of Ohio, Indiana and Michigan. Peak Title provides title insurance and opinions throughout the Tri-State region. SB Financial’s common stock is listed on the NASDAQ Capital Market under the symbol “SBFG”.

In May 2020, SB Financial was ranked #125 on the American Banker Magazine’s list of Top 200 Publicly Traded Community Banks and Thrifts based on three-year average return on equity (“ROE”).

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, the duration and scope of the COVID-19 outbreak in the United States and the market areas in which SB Financial and its subsidiaries operate, including the impact to the state and local economies of prolonged shelter in place orders and the pandemic generally, risks and uncertainties inherent in the national and regional banking industry, changes in economic conditions in the market areas in which SB Financial and its subsidiaries operate, changes in policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in SB Financial and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, the loss of key personnel and other risks identified in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically pre-tax, pre-provision income, tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, total interest income – FTE, net interest income – FTE and net interest margin – FTE are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. In addition, the Company excludes the non-GAAP items of OMSR impairment and merger related costs from net income to report an adjusted net income level. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Investor Contact Information:

Mark A. Klein

Chairman, President and

Chief Executive Officer

Mark.Klein@YourStateBank.com

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

Tony.Cosentino@YourStateBank.com

###

SB FINANCIAL GROUP, INC.

CONSOLIDATED BALANCE SHEETS - (Unaudited)

	March	December	September	June	March
($ in thousands)	2021	2020	2020	2020	2020

ASSETS
Cash and due from banks	$206,036	$140,690	$94,641	$85,661	$56,393
Interest bearing time deposits	3,562	5,823	8,956	10,542	-
Available-for-sale securities	177,918	149,406	130,315	104,289	107,727
Loans held for sale	8,689	7,234	13,943	13,742	11,328
Loans, net of unearned income	848,176	872,723	885,850	901,548	830,764
Allowance for loan losses	(13,326)	(12,574)	(11,793)	(10,013)	(8,958)
Premises and equipment, net	23,233	23,557	23,785	23,662	23,599
Federal Reserve and FHLB Stock, at cost	5,303	5,303	5,303	4,837	4,648
Foreclosed assets held for sale, net	43	23	76	382	85
Interest receivable	3,371	3,799	4,159	4,272	2,940
Goodwill	22,091	22,091	22,091	22,117	17,792
Cash value of life insurance	17,651	17,530	17,453	17,375	17,299
Mortgage servicing rights	10,490	7,759	8,535	8,168	8,974
Other assets	12,630	14,475	14,927	16,354	15,722

Total assets	$1,325,867	$1,257,839	$1,218,241	$1,202,936	$1,088,313

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non interest bearing demand	$273,026	$251,649	$225,003	$229,042	$170,920
Interest bearing demand	191,593	176,785	164,248	154,143	133,722
Savings	218,260	174,864	169,474	161,182	138,863
Money market	249,088	216,164	204,862	189,380	169,209
Time deposits	188,229	229,549	250,428	256,840	251,177

Total deposits	1,120,196	1,049,011	1,014,015	990,587	863,891

Short-term borrowings	24,321	20,189	20,710	23,826	36,881
Federal Home Loan Bank advances	8,000	8,000	8,000	13,000	16,000
Trust preferred securities	10,310	10,310	10,310	10,310	10,310
Interest payable	489	616	946	929	1,131
Other liabilities	18,585	26,790	22,913	26,403	24,195

Total liabilities	1,181,901	1,114,916	1,076,894	1,065,055	952,408

Shareholders’ Equity
Common stock	54,463	54,463	54,463	54,463	54,463
Additional paid-in capital	14,755	14,845	14,782	14,780	14,655
Retained earnings	90,883	84,578	80,012	75,526	72,641
Accumulated other comprehensive income (loss)	(457)	2,210	2,221	2,320	2,049
Treasury stock	(15,678)	(13,173)	(10,131)	(9,208)	(7,903)

Total shareholders’ equity	143,966	142,923	141,347	137,881	135,905

Total liabilities and shareholders’ equity	$1,325,867	$1,257,839	$1,218,241	$1,202,936	$1,088,313

SB FINANCIAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

($ in thousands, except per share & ratios)	At and for the Three Months Ended
	March	December	September	June	March
Interest income	2021	2020	2020	2020	2020
Loans
Taxable	$9,926	$9,816	$10,179	$9,945	$9,795
Tax exempt	48	54	47	59	79
Securities
Taxable	643	632	494	510	692
Tax exempt	88	87	87	81	78

Total interest income	10,705	10,589	10,807	10,595	10,644

Interest expense
Deposits	962	1,218	1,423	1,549	1,880
Repurchase agreements & other	11	10	12	20	28
Federal Home Loan Bank advances	56	58	59	92	100
Trust preferred securities	51	52	54	62	88

Total interest expense	1,080	1,338	1,548	1,723	2,096

Net interest income	9,625	9,251	9,259	8,872	8,548

Provision for loan losses	750	800	1,800	1,300	600

Net interest income after provision for loan losses	8,875	8,451	7,459	7,572	7,948

Noninterest income
Wealth management fees	912	863	839	775	768
Customer service fees	758	728	730	667	682
Gain on sale of mtg. loans & OMSR	5,859	7,197	8,085	8,119	1,949
Mortgage loan servicing fees, net	2,378	(1,037)	(169)	(1,880)	(2,052)
Gain on sale of non-mortgage loans	17	123	119	107	104
Title insurance revenue	521	522	517	609	265
Gain (loss) on sale of assets	(2)	181	(52)	(80)	(46)
Other	479	325	349	298	491

Total noninterest income	10,922	8,902	10,418	8,615	2,161

Noninterest expense
Salaries and employee benefits	6,620	6,556	6,995	6,419	5,427
Net occupancy expense	740	782	736	675	698
Equipment expense	732	818	888	780	700
Data processing fees	534	633	586	1,288	548
Professional fees	764	631	695	1,224	757
Marketing expense	135	172	137	141	208
Telephone and communication expense	154	156	142	122	115
Postage and delivery expense	111	108	96	96	115
State, local and other taxes	323	299	331	262	254
Employee expense	153	103	155	93	184
Other expenses	643	426	574	562	400

Total noninterest expense	10,909	10,684	11,335	11,662	9,406

Income before income tax expense	8,888	6,669	6,542	4,525	703

Income tax expense	1,807	1,311	1,292	870	22

Net income available to common shareholders	$7,081	$5,358	$5,250	$3,655	$681

Common share data:
Basic earnings per common share	$0.97	$0.71	$0.69	$0.47	$0.09

Diluted earnings per common share	$0.97	$0.71	$0.69	$0.47	$0.09

Average shares outstanding (in thousands):
Basic:	7,317	7,487	7,607	7,708	7,749
Diluted:	7,335	7,487	7,607	7,708	7,756

SB FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

($ in thousands, except per share & ratios)	At and for the Three Months Ended
	March	December	September	June	March
SUMMARY OF OPERATIONS	2021	2020	2020	2020	2020

Net interest income	$9,625	$9,251	$9,259	$8,872	$8,548
Tax-equivalent adjustment	36	37	36	37	42
Tax-equivalent net interest income	9,661	9,288	9,295	8,909	8,590
Provision for loan loss	750	800	1,800	1,300	600
Noninterest income	10,922	8,902	10,418	8,615	2,161
Total operating revenue	20,547	18,153	19,677	17,487	10,709
Noninterest expense	10,909	10,684	11,335	11,662	9,406
Pre-tax pre-provision income	9,638	7,469	8,342	5,825	1,303
Pretax income	8,888	6,669	6,542	4,525	703
Net income	7,081	5,358	5,250	3,655	681

PER SHARE INFORMATION:
Basic earnings per share (EPS)	0.97	0.71	0.69	0.47	0.09
Diluted earnings per share	0.97	0.71	0.69	0.47	0.09
Common dividends	0.105	0.105	0.100	0.100	0.095
Book value per common share	19.88	19.39	18.73	17.98	17.64
Tangible book value per common share (TBV)	16.74	16.30	15.72	15.01	15.32
Market price per common share	18.26	18.28	13.49	16.62	11.12
Market price to TBV	109.1%	112.1%	85.8%	110.8%	72.6%
Market price to trailing 12 month EPS	6.4	9.3	8.0	11.4	8.4

PERFORMANCE RATIOS:
Return on average assets (ROAA)	2.21%	1.73%	1.73%	1.25%	0.26%
Pre-tax pre-provision ROAA	3.01%	2.41%	2.74%	1.99%	0.49%
Return on average equity	19.78%	15.05%	15.01%	10.31%	1.99%
Return on average tangible equity	23.52%	17.91%	17.93%	11.91%	2.29%
Efficiency ratio	53.01%	58.76%	57.48%	66.68%	87.81%
Earning asset yield	3.56%	3.66%	3.96%	3.95%	4.32%
Cost of interest bearing liabilities	0.50%	0.64%	0.75%	0.89%	1.12%
Net interest margin	3.20%	3.20%	3.39%	3.30%	3.47%
Tax equivalent effect	0.01%	0.01%	0.02%	0.02%	0.01%
Net interest margin, tax equivalent	3.21%	3.21%	3.41%	3.32%	3.48%
Non interest income/Average assets	3.41%	2.87%	3.42%	2.95%	0.81%
Non interest expense/Average assets	3.40%	3.45%	3.73%	3.99%	3.54%
Net noninterest expense/Average assets	0.00%	-0.58%	-0.30%	-1.04%	-2.73%

ASSET QUALITY RATIOS:
Gross charge-offs	52	57	32	254	400
Recoveries	54	39	11	10	3
Net charge-offs	(2)	18	21	244	397
Nonaccruing loans/Total loans	0.66%	0.74%	0.72%	0.72%	0.70%
Nonperforming loans/Total loans	0.76%	0.83%	0.81%	0.81%	0.79%
Nonperforming assets/Loans & OREO	0.76%	0.83%	0.82%	0.86%	0.80%
Nonperforming assets/Total assets	0.49%	0.58%	0.60%	0.64%	0.61%
Allowance for loan loss/Nonperforming loans	207.28%	173.77%	163.84%	136.45%	135.77%
Allowance for loan loss/Total loans	1.57%	1.44%	1.33%	1.11%	1.08%
Net loan charge-offs/Average loans (ann.)	(0.00%)	0.01%	0.01%	0.11%	0.19%
Loan loss provision/Net charge-offs	(37500.00%)	4444.44%	8571.43%	532.79%	151.13%

CAPITAL & LIQUIDITY RATIOS:
Loans/ Deposits	75.72%	83.19%	87.36%	91.01%	96.17%
Equity/ Assets	10.86%	11.36%	11.60%	11.46%	12.49%
Tangible equity/Tangible assets	9.30%	9.73%	9.92%	9.75%	11.03%
Common equity tier 1 ratio (Bank)	13.08%	12.91%	12.71%	11.97%	12.17%

END OF PERIOD BALANCES
Total assets	1,325,867	1,257,839	1,218,241	1,202,936	1,088,313
Total loans	848,176	872,723	885,850	901,548	830,764
Deposits	1,120,196	1,049,011	1,014,015	990,587	863,891
Stockholders equity	143,966	142,923	141,347	137,881	135,905
Goodwill and intangibles	22,728	22,745	22,763	22,813	17,830
Tangible equity	121,238	120,178	118,584	115,068	118,075
Mortgage servicing portfolio	1,304,097	1,299,698	1,293,037	1,261,746	1,216,292
Wealth/Brokerage assets under care	576,503	558,409	522,360	495,025	427,129
Total assets under care	3,206,467	3,115,946	3,033,638	2,959,707	2,731,734
Full-time equivalent employees	246	244	251	254	253
Period end common shares outstanding	7,242	7,372	7,545	7,668	7,705
Market capitalization (all)	132,239	134,760	101,782	127,442	85,680

AVERAGE BALANCES
Total assets	1,281,635	1,238,790	1,216,843	1,169,030	1,061,365
Total earning assets	1,203,284	1,156,718	1,090,386	1,073,490	986,216
Total loans	862,898	893,244	907,483	898,216	832,975
Deposits	1,073,641	1,031,649	1,007,679	946,053	855,272
Stockholders equity	143,167	142,418	139,908	141,821	136,930
Goodwill and intangibles	22,736	22,754	22,787	19,066	17,831
Tangible equity	120,431	119,664	117,121	122,755	119,099
Average basic shares outstanding	7,317	7,487	7,607	7,708	7,749
Average diluted shares outstanding	7,335	7,487	7,607	7,708	7,756

SB FINANCIAL GROUP, INC.

Rate Volume Analysis - (Unaudited)

At and for the Three Months Ended March 31, 2021 and 2020

($ in thousands)	Three Months Ended Mar. 31, 2021			Three Months Ended Mar. 31, 2020
	Average		Average	Average		Average
Assets	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities/Cash	$332,824	$643	0.77%	$146,678	$692	1.89%
Nontaxable securities	7,562	88	4.65%	6,563	78	4.75%
Loans, net	862,898	9,974	4.62%	832,975	9,874	4.74%

Total earning assets	1,203,284	10,705	3.56%	986,216	10,644	4.32%

Cash and due from banks	7,775			5,512
Allowance for loan losses	(12,843)			(8,867)
Premises and equipment	23,503			23,698
Other assets	59,916			54,806

Total assets	$1,281,635			$1,061,365

Liabilities
Savings, MMDA and interest bearing demand	$614,802	$508	0.33%	$442,438	$1,083	0.98%
Time deposits	206,903	454	0.88%	254,342	797	1.25%
Repurchase agreements & other	24,134	11	0.18%	22,537	28	0.50%
Advances from Federal Home Loan Bank	8,000	56	2.80%	16,132	100	2.48%
Trust preferred securities	10,310	51	1.98%	10,310	88	3.41%

Total interest bearing liabilities	864,149	1,080	0.50%	745,759	2,096	1.12%

Non interest bearing demand	251,936	-		158,492	-

Total funding	1,116,085		0.39%	904,251		0.93%

Other liabilities	22,383			20,184

Total liabilities	1,138,468			924,435

Equity	143,167			136,930

Total liabilities and equity	$1,281,635			$1,061,365

Net interest income		$9,625			$8,548

Net interest income as a percent of average interest-earning assets - GAAP measure			3.20%			3.47%

Net interest income as a percent of average interest-earning assets - non GAAP			3.21%			3.48%
- Computed on a fully tax equivalent (FTE) basis

Non-GAAP reconciliation	Three Months Ended

($ in thousands, except per share & ratios)	Mar. 31, 2021	Mar. 31, 2020

Total Operating Revenue	$20,547	$10,709
Adjustment to (deduct)/add OMSR impairment*	(2,706)	2,212

Adjusted Total Operating Revenue	17,841	12,921

Income before Income Taxes	8,888	703
Adjustment for OMSR	(2,706)	2,212

Adjusted Income before Income Taxes	6,182	2,915

Provision for Income Taxes	1,807	22
Adjustment for OMSR**	(568)	465

Adjusted Provision for Income Taxes	1,239	487

Net Income	7,081	681
Adjustment for OMSR	(2,138)	1,747

Adjusted Net Income	4,943	2,428

Diluted Earnings per Share	0.97	0.09
Adjustment for OMSR	(0.29)	0.22

Adjusted Diluted Earnings per Share	$0.68	$0.31

Return on Average Assets	2.21%	0.26%
Adjustment for OMSR	-0.67%	0.66%

Adjusted Return on Average Assets	1.54%	0.92%

*	valuation adjustment to the Company’s mortgage servicing rights

**	tax effect is calculated using a 21% statutory federal corporate income tax rate